UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 27, 2012


                                NEVADA GOLD CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                     000-53724                     N/A
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

2683 Via de la Valle, Suite G418, Del Mar, CA                      92014
  (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (403) 228-9909

                            Massey Exploration Corp.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Effective July 27, 2012, in accordance with approval from the Financial Industry Regulatory Authority ("FINRA"), we changed our name from Massey Exploration Corp. to Nevada Gold Corp. and effected a forward split of our issued and outstanding shares of common stock on a 8.5 new for one (1) old basis, such that, our issued and outstanding shares of common stock increased from 6,300,000 to 53,550,000 shares of common stock, par value of $0.001. Our authorized capital remains at 75,000,000 common shares of common stock, par value of $0.001.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on July 27, 2012 under the symbol "MSXPD". The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol "MSXP". A new symbol will be issued by FINRA after 30 business days to reflect our new name. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K. Our new CUSIP number is 641266 101.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA GOLD CORP.


/s/ Merrill W. Moses
--------------------------------
Merrill W. Moses
President and Director

Date: July 31, 2012

                                       2